Exhibit 5.2

July 6, 2026	Mayer Brown LLP 1221 Avenue of the Americas New York, New York 10020-1001 Main Tel +1 212 506 2500 Main Fax +1 212 262 1910 www.mayerbrown.com

Marex Group Limited

c/o Compass Administration Services, Ltd.,

Crawford House

50 Cedar Avenue,

Hamilton, HM11

Bermuda

Post-Effective Amendment to the Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special U.S. counsel to Marex Group Limited, an exempted company limited by shares incorporated in Bermuda (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a post-effective amendment (the “Post-Effective Amendment”) to the registration statement on Form F-3 (the “Registration Statement” and, the Registration Statement, as amended by the Post-Effective Amendment, the “Amended Registration Statement”) originally filed by Marex Group plc, a public limited company incorporated under the laws of England and Wales (the “Predecessor Registrant”), relating to the issuance and sale, from time to time, of an indeterminate amount of its (i) senior debt securities (the “Senior Debt Securities”), (ii) subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) and (iii) contingent capital securities (the “Contingent Capital Securities” and, together with the Senior Debt Securities and the Subordinated Debt Securities, the “Securities”). The Securities registered under the Amended Registration Statement are being offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

The Company became the successor of the Predecessor Registrant for purposes of Rule 414 under the Securities Act. Such succession occurred following the effectiveness on July 1, 2026 of a United Kingdom court-approved scheme of arrangement under the United Kingdom Companies Act 2006 (the “Scheme”) and the related corporate reorganization of the Predecessor Registrant and its consolidated subsidiaries (the “Group”) which was completed on July 6, 2026 (collectively, the “Reorganization”). As a result of the Reorganization, the Predecessor Registrant became a direct wholly-owned subsidiary of the Company, and the Company became the ultimate parent holding company of the Group. In connection with the Reorganization, the Predecessor Registrant changed its name from Marex Group plc to Marex UK Holdings Limited and converted from a public limited company into a private limited company incorporated in England and Wales.

Marex Group Limited

July 6, 2026

The Senior Debt Securities are to be issued under a senior indenture, dated as of October 15, 2024 (the “Base Senior Indenture”) between the Company (as successor to Marex Group plc) and Citibank, N.A., as trustee (the “Senior Indenture Trustee”), as amended and supplemented by that certain fifth supplemental indenture, dated as of July 6, 2026 (the “Fifth Supplemental Indenture”), by and among Marex UK Holdings Limited (formerly known as Marex Group plc), the Company, and the Senior Indenture Trustee (together, the “Senior Indenture”).

The Subordinated Debt Securities are to be issued under a subordinated indenture, dated as of May 1, 2025 (the “Base Subordinated Indenture”) between the Company (as successor to Marex Group plc) and Citibank, N.A., as trustee (the “Subordinated Indenture Trustee”), as amended and supplemented by that certain first supplemental indenture, dated as of July 6, 2026 (the “First Supplemental Subordinated Indenture”), by and among Marex UK Holdings Limited (formerly known as Marex Group plc), the Company, and the Subordinated Indenture Trustee (together, the “Subordinated Indenture”).

The Contingent Capital Securities are to be issued under an indenture, dated as of May 1, 2025 (the “Base Contingent Capital Securities Indenture”) between the Company (as successor to Marex Group plc) and Citibank, N.A., as trustee (the “Contingent Capital Securities Indenture Trustee” and, together with the Senior Indenture Trustee and the Subordinated Indenture Trustee, the “Trustees”), as amended and supplemented by that certain first supplemental indenture , dated as of July 6, 2026 (the “First Supplemental Contingent Capital Securities Indenture”), by and among Marex UK Holdings Limited (formerly known as Marex Group plc), the Company, and the Trustee (together, the “Contingent Capital Securities Indenture” and, together with the Senior Indenture and the Subordinated Indenture, the “Indentures”).

In rendering the opinions expressed below, we have examined (i) the Registration Statement and the Post-Effective Amendment, (ii) the Amended Registration Statement and the prospectus contained therein (the “Prospectus”), (iii) the Agreement and Plan of Reorganization dated April 8, 2026 between the Predecessor Registrant and the Company, (iv) the Predecessor Registrant’s Scheme Circular and Related Notices of Court Meeting and General Meeting, dated April 10, 2026, (v) resolutions of the Company’s board of directors relating to the preparation and filing of the Post-Effective Amendment and the entry by the Company into each Supplemental Indenture, (vi) an executed copy of the Base Senior Indenture and an executed copy of the Fifth Supplemental Indenture, (vii) an executed copy of the Base Subordinated Indenture and an executed copy of the First Supplemental Subordinated Indenture and (vi) an executed copy of the Base Contingent Capital Securities Indenture and an executed copy of the First Supplemental Contingent Capital Securities Indenture, a copy of each Base Indenture and each Supplemental Indenture having been incorporated by reference or filed as an exhibit to the Amended Registration Statement. We have also examined such other documents, records, certificates and instruments and have made such further investigations as we have deemed necessary or appropriate in connection with the opinions hereinafter set forth.

In rendering the opinions expressed herein, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity and completeness of all original documents reviewed by us in original or

Marex Group Limited

July 6, 2026

copy form and the legal competence of each individual executing any such document. As to all parties, we have assumed the due authorization, execution and delivery of all documents, and we have assumed the validity and enforceability of all documents against all parties thereto, other than the Company, in accordance with their respective terms.

We have further assumed that (i) each of the Post-Effective Amendment and the Registration Statement has become effective upon filing with the Commission, and the Amended Registration Statement remains effective under the Securities Act, (ii) the Amended Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Amended Registration Statement, (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (iv) the Securities offered will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Amended Registration Statement, the Prospectus and any applicable prospectus supplement, (v) a definitive underwriting, purchase or similar agreement and any other necessary agreement with respect to the Securities offered will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (vi) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company will have taken all necessary action to approve the issuance, sale and terms of the Securities and related matters, (vii) forms of the offered Securities complying with the terms of the applicable Indenture, the applicable resolutions of the board or supplemental indenture or officer’s certificate creating such series of Securities will have been executed, authenticated and delivered by the Company and the relevant Trustee, as applicable, (viii) each of the Base Senior Indenture, the Fifth Supplemental Indenture, the Base Subordinated Indenture, the First Supplemental Subordinated Indenture, the Base Contingent Capital Securities Indenture and the First Supplemental Contingent Capital Indenture, and any applicable supplemental indentures to any of the foregoing, are valid, binding and enforceable agreements of the Trustee party thereto; (ix) the terms of the Securities will be consistent with the description thereof contained in the Amended Registration Statement, the Prospectus and any applicable prospectus supplement, and (x) the terms of the offered Securities will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Trustee, and such terms will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Trustee.

As to matters of fact material to our opinions, we have, to the extent we deemed such reliance appropriate, relied upon certificates of officers of the Company and of public officials with respect to the Company.

Based upon the foregoing, and subject to the further assumptions, qualifications and limitations set forth below, it is our opinion that:

1.   With respect to the Senior Debt Securities, when the Senior Debt Securities have been duly authorized by the Company, when the Senior Debt Securities have been executed and delivered by the Company and authenticated by the Senior Indenture Trustee in accordance with the Senior Indenture, and when payment therefor has been received by the Company as contemplated by the Amended Registration Statement, Prospectus and applicable prospectus

Marex Group Limited

July 6, 2026

supplement and in accordance with the applicable definitive underwriting, purchase or similar agreement, such Senior Debt Securities will constitute valid, binding and enforceable obligations of the Company, entitled to the benefits of the Senior Indenture.

2.   With respect to the Subordinated Debt Securities, when the Subordinated Debt Securities have been duly authorized by the Company, when the Subordinated Debt Securities have been executed and delivered by the Company and authenticated by the Subordinated Indenture Trustee in accordance with the Subordinated Indenture, and when payment therefor has been received by the Company as contemplated by the Amended Registration Statement, Prospectus and applicable prospectus supplement and in accordance with the applicable definitive underwriting, purchase or similar agreement, such Subordinated Debt Securities will constitute valid, binding and enforceable obligations of the Company, entitled to the benefits of the Subordinated Indenture.

3.   With respect to the Contingent Capital Securities, when the Contingent Capital Securities have been duly authorized by the Company, when the Contingent Capital Securities have been executed and delivered by the Company and authenticated by the Contingent Capital Securities Indenture Trustee in accordance with the Contingent Capital Securities Indenture, and when payment therefor has been received by the Company as contemplated by the Amended Registration Statement, Prospectus and applicable prospectus supplement and in accordance with the applicable definitive underwriting, purchase or similar agreement, such Contingent Capital Securities will constitute valid, binding and enforceable obligations of the Company, entitled to the benefits of the Contingent Capital Securities Indenture.

The opinions above are subject to the following qualifications and limitations:

(i)   the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(ii)  limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of any Securities, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material; and

(iii)  our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

We express no opinion relating to any subordination provision or any related or other provision in any Indenture or Security to the extent it purports to be governed by the laws of England and Wales or the laws of Bermuda.

We note that, as of the date of this opinion, a judgment for money in an action based on any Securities denominated in a foreign currency or currency unit in a Federal or state court in

Marex Group Limited

July 6, 2026

the United States ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular series of Securities is denominated into U.S. dollars will depend on various factors, including which court renders the judgment. A state court in the State of New York rendering a judgment on such Securities would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which those Securities are denominated, and such judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment.

We are admitted to practice in the State of New York and our opinions expressed herein are limited solely to the laws of the State of New York and the Federal laws of the United States of America, as in effect on the date hereof, and we express no opinion herein concerning the laws of any other jurisdiction. Insofar as the foregoing opinions involve matters governed by Bermuda law, we have relied, with your permission, on the opinion of ASW Law Limited, dated as of July 6, 2026, to be filed as an exhibit to the Post-Effective Amendment to the Registration Statement, and our opinion is subject to the qualifications, assumptions and limitations set forth therein.

The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Post-Effective Amendment to the Registration Statement and the use of our name in the Prospectus under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ MAYER BROWN LLP

MAYER BROWN LLP